Exhibit 10.25

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

A.W. FLORIDA MOB PORTFOLIO

3131 NORTH MCMULLEN BOOTH ROAD, CLEARWATER, FLORIDA 33761

AND

1350 - 1370 EAST VENICE AVENUE, VENICE, FLORIDA 34285

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Agreement”) is made and entered into as of the Effective Date by and among AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“Buyer”), as buyer, and AW COUNTRYSIDE, LLC, a Delaware limited liability company (“Countryside Seller”), and AW ST. ANDREWS, LLC, a Delaware limited liability company (“St. Andrews Seller”; Countryside Seller and St. Andrews Seller are referred to herein, individually and collectively, as “Seller”), as seller.

BACKGROUND

A.           Countryside Seller is the fee owner of the Land (defined below) described on Exhibit A-1 attached hereto and made a part hereof (the “Countryside Land”).

B.           St. Andrews Seller is the fee owner of the Land (defined below) described on Exhibit A-2 attached hereto and made a part hereof (the “St. Andrews Land”).

C.           Buyer desires to purchase the Property (defined below) and Seller desires to sell the Property to Buyer on the terms and conditions set forth in this Agreement.

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.          Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a)          “Broker” shall mean Healthcare Real Estate Capital, LLC, acting as Seller’s agent.

(b)          “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on the date that is five (5) business days following the Lender’s (as defined herein) approval of the Loan Assumption (as defined herein). In no event shall Closing occur prior to the expiration of the Due Diligence Period (as defined herein). The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the

Escrow Agent (or if both Buyer and Seller agree, to Buyer’s and/or Seller’s counsel) prior to the date of Closing.

(c)          “Countryside Property” shall mean the Countryside Land and all matters described in (ii)-(vii) of the definition of “Property” in connection with the Countryside Land.

(d)          “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 11:59 PM EDT on the date that is thirty (30) days thereafter or the date on which Seller receives written notice of Buyer’s waiver of the Due Diligence Period. Seller shall deliver to Buyer all of the Due Diligence Materials within five (5) business days after the Effective Date.

(e)          “Earnest Money” shall mean Five Hundred Thousand and No/100 Dollars ($500,000.00). The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time of Closing, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.

(f)           “Effective Date” The date that is one (1) business day after the date of execution and delivery of this Agreement by both Seller and Buyer shall be the “Effective Date” of this Agreement.

(g)          “Escrow Agent” shall mean Stewart Title Guaranty Company, whose address is One Washington Mall - Suite 1400, Boston, MA 02108, Attention: Annette Comer, Telephone: 617-933-2441, Telecopy: 617-727-8372; E-Mail: acomer@stewart.com.

(h)          “Guarantor” shall mean each guarantor of the Leases.

(i)          “Guaranty” shall mean each guaranty executed by a Guarantor.

(j)          “Leases” shall mean those certain Leases described on Exhibit A-3 attached hereto and made a part hereof and referred to in Section 6(b)(i) of this Agreement between Seller, as landlord, and the tenants described on Exhibit A-3 attached hereto, as tenant (each tenant, individually, a “Tenant”, and collectively, the “Tenants”), as amended. Each of the Leases may be referred to herein individually as a “Lease” or the “Lease”).

(k)          “New Tenant(s)” shall mean those Tenants identified on Exhibit A-5 attached hereto and made a part hereof, who have entered into leases with respect to certain demised premises within a Property, but, at the time of Closing, may not be in possession of the premises demised under its respective Lease, open for business to the public and/or paying full and unabated rent under its Lease.

(l)          “Property” shall collectively mean (i) those certain parcels of real property which are listed on Exhibits A-1and A-2 attached hereto, together with all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining such real property, and all appurtenances and all the estate and rights of Seller, if any, in and appurtenant to such parcels of real property, including, without limitation, all

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appurtenant easements and rights-of-way, and Buildings (as hereinafter defined) and all other improvements thereon, and all air and subsurface rights appurtenant to such parcels of real property, as the case may be (such parcels of real property, together with all such rights and appurtenances, being collectively referred to herein as the “Land”); (ii) all of the buildings (each individually called a “Building” and collectively called the “Buildings”), facilities and other improvements situated on the Land or required to be constructed under the respective Leases (collectively, the “Improvements”); (iii) all right, title and interest of Seller, if any, in and to the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection with the Land and the Buildings, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Land together with all personal property (other than furniture, equipment not necessary to operate the Buildings or building systems and not permanently affixed to the Buildings or Land, trade fixtures and inventory) owned by Seller and located on the Land or on and/or in the Buildings (collectively, the “Personal Property”); (iv) all right, title and interest of Seller in and to all plans and specifications, architectural drawings, building permits and other permits issued in connection with the construction, operation, use or occupancy of the Improvements, and all warranties and guaranties respecting the Buildings and Personal Property; (v) to the extent not otherwise described in subsection (i), all right, title and interest of Seller in and to all leases respecting the Buildings and Personal Property, including, without limitation, all prepaid rent or security or other deposits thereunder and all right, title and interest of the Affiliates under the Guaranties; (vi) all right, title and interest of Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Land and the Buildings, to the extent they exist and are transferable and assignable; and (vii) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Land. Any references to “Property” in the singular, such as references to “a Property” or “each Property”, refer to an individual parcel of Land and all matters described in (ii)-(vii) in connection with such Land.

(m)          “Purchase Price” shall mean Twenty Three Million and No/100 Dollars ($23,000,000.00). Notwithstanding the foregoing, in the event Buyer has not received a fully executed and effective copy of the Hearing Center Lease (as defined herein) by the Closing Date, then the Purchase Price allocated to the St. Andrews Property (as defined herein) on Schedule 3(a) attached hereto and made a part hereof shall be reduced by $350,000.00.

(n)          “Real Estate Taxes” shall mean all real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, or payments in lieu of taxes, and any other charges and assessments constituting a lien on the Property.

(o)          Seller and Buyer’s Notice address

(i)          “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

2801 PGA Boulevard – Suite 220

Palm Beach Gardens, Florida 33410

Attention: Brian Waxman

Tel. No.: (561) 687-5800

Email: bwaxman@awproperty.com

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And to:

Jones Foster Johnston & Stubbs, P.A.

801 Maplewood Drive, Suite 22-A

Jupiter, Florida  33458

Attention: Scott L. McMullen, Esq.

Tel. No.: 561.650.8224

Email: smcmullen@jonesfoster.com

(ii)         “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Michael Weil

c/o American Realty Capital VII, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Tel. No.: (212) 415-6505

Fax No.: (857) 207-3397

Email: mweil@arlcap.com

And to:

Jesse Galloway, Esq.

c/o American Realty Capital VII, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Tel. No.: (212) 415-6516

Fax No.: (646) 861-7751

Email: jgalloway@arlcap.com

And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With hard copies and/or cds to:

James A. (Jim) Mezzanotte

c/o American Realty Capital VII, LLC

7621 Little Avenue, Suite 200

Charlotte, North Carolina 28226

Tel. No.: (704) 626-4410

Fax No.: (212) 415.6507

Email: jmezzanotte@arlcap.com

(p)          “St. Andrews Property” shall mean the St. Andrews Land and all matters described in (ii)-(vii) of the definition of “Property” in connection with the St. Andrews Land.

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2.          Purchase and Sale of the Property.  Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price.

3.          Payment of Purchase Price.

(a)          The portion of the Purchase Price to be paid by Buyer to Sellers at Closing shall be the Purchase Price less the outstanding principal balance of the Loan (hereinafter defined) as of the Closing Date (the "Cash Portion of the Purchase Price"), plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement. The allocation of the Purchase Price as to each Property is set forth on Schedule 3(a) attached hereto. The Cash Portion of the Purchase Price shall be paid by wire transfer of immediately available funds to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.

(b)          Notwithstanding anything contained in this Agreement to the contrary, Buyer shall have no obligation to purchase the Property unless and until (and subject to any of Buyer's termination rights contained in this Agreement) Seller and Buyer have secured from the existing mortgagee of the Property (the "Lender") approval for an assumption of the loan secured by the Property (the "Loan Assumption" and "Loan" respectively) to be executed by Buyer at Closing, which shall have:

(i)          an original principal balance as set forth on Schedule 3(b) attached hereto and made a part hereof;

(ii)         an annual interest rate as set forth on Schedule 3(b) attached hereto);

(iii)        payments based upon a thirty (30) year amortization schedule throughout the term of the Loan;

(iv)        intentionally deleted;

(v)         a maturity date as set forth on Schedule 3(b) attached hereto;

(vi)        such loan document modifications as Buyer may request to address Buyer’s parent’s compliance with real estate investment trust laws and regulations and its offering materials, including, but not limited to, modifications to covenants regarding ongoing financial reporting, transfers and distributions of excess cash flow; and

(vii)       no requirement for personal recourse liability from any shareholder, owner, officer or employee of Buyer, except for customary carve-out guaranties that are acceptable to Buyer in its sole discretion.

(c)          Buyer shall be responsible for any and all fees and expenses of Lender in connection with the Loan Assumption, including an assumption fee in an amount not to exceed one percent (1%) of the Loan. Notwithstanding anything to the contrary contained in this Agreement, if the Loan Assumption is not approved by Lender on or before the date that is sixty

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(60) days after the Effective Date, or if Lender affirmatively disapproves the Loan Assumption for any reason at any time, Buyer shall have the right to terminate this Agreement and receive the Earnest Money. Upon such termination, neither party shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly set forth herein.

(d)          Commencing on the date that is the fifth (5th) business day after the Effective Date, Buyer and Seller shall use commercially reasonable efforts, including without limitation, the furnishing of all commercially reasonable documents, executed forms, instruments, financial statements and other materials requested by Lender, in a timely manner, to obtain the consent of the Lender to:

(i)          the transfer of the Property to Buyer or a bankruptcy remote, special purpose entity to be formed by Buyer to purchase the Property as permitted pursuant and subject to the provisions of Section 25 herein (the "Buyer Entity"), the governance of which may involve an independent director(s) or other person who is not employed by Buyer or an affiliate of Buyer;

(ii)         the assumption of the Loan by Buyer or the Buyer Entity;

(iii)        the loan document modifications referenced in Section 3(b)(vi) above; and

(iv)        a release of Seller and/or any of its affiliates, members or principals from all liabilities arising under the Loan for periods after Closing, including, without limitation, any liability under any guaranty or indemnity executed by Seller and/or any of its affiliates, members or principals in favor of Lender relating to the Loan; provided, however, that notwithstanding anything in this Agreement to the contrary, Seller acknowledges that Buyer will propose the Buyer Entity (which Buyer Entity shall be formed and established to qualify as bankruptcy remote, special purpose entity in compliance with the customary requirements for so-called "securitized loans") to the Lender to assume the Loan and Buyer will determine in its sole and absolute discretion the entity it will offer to the Lender to provide guarantees of non-recourse carve outs and any required environmental or other indemnity. If Lender consents to the Loan Assumption in accordance with the provisions of this Section, the Buyer Entity shall assume and agree to pay and perform at Closing the obligations under the Loan that arise from and after the Closing, in each case subject to the prorations and adjustments provided for in this Agreement.

(e)          The parties agree that the value of the Personal Property is de minimis, and no part of the Purchase Price is allocated to it.

4.          Proration of Expenses and Payment of Costs and Recording Fees.

(a)          Prorations. The following items will be prorated as of 12:01 A.M. on the Closing Date, with all items of income and expense for the Property being borne by Buyer from and after (and including) the Closing Date: Tenant Receivables (hereinafter defined) and other income and rents that have been collected by Seller as of Closing; fees and assessments; prepaid expenses and obligations under service contracts which are assigned, if any; accrued operating

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expenses; Real Estate Taxes; and any assessments by private covenant for the then-current calendar year of Closing.

(b)          Taxes

(i)          If Real Estate Taxes for the year of Closing are not known or cannot be reasonably estimated, Real Estate Taxes will be prorated based on Real Estate Taxes for the year prior to Closing. Any additional Real Estate Taxes in the nature of “roll back” taxes or relating to the year of Closing arising out of a change in the use of the Land and Improvements or a change in ownership shall be paid by Seller when due and payable, and Seller will indemnify Buyer from and against any and all such Real Estate Taxes arising out of the transfer of the Property, which indemnification obligation will survive the Closing.

(ii)         If Seller has engaged or will engage prior to the expiration of the Due Diligence Period, consultants for the purpose of protesting the amount of taxes or the assessed valuation for certain tax periods for the Property (“Protest Proceedings”), any cash refunds or proceeds actually distributed (collectively, “Cash Refunds”) will be apportioned as described below. Any Cash Refunds (including interest thereon) on account of a favorable determination, after deduction of costs and expenses incurred for such Protest Proceedings, shall be: (A) the property of Seller to the extent such Cash Refunds were for Real Estate Taxes paid by Seller applicable to a period prior to the Closing Date; (B) prorated between Buyer and Seller for taxes paid for a period during which the Closing Date occurred; and (C) the property of Buyer for Real Estate Taxes for a period after the Closing Date. Seller and Buyer agree to notify the other in writing of any receipt of a Cash Refund within fifteen (15) business days of receipt of such Cash Refund. To the extent either party obtains a Cash Refund, a portion of which is owed to the other party, the receiving party shall deliver the Cash Refund to the other party within fifteen (15) Business Days of its receipt. Buyer agrees and acknowledges that Seller has the right to initiate proceedings to protest the valuation of any of the Property prior to the expiration of the Due Diligence Period. Seller agrees to give Buyer notice of Seller’s intent to initiate such proceedings prior to initiation of such proceedings and at any time subsequent to the end of the Due Diligence Period shall obtain Buyer’s consent to initiation of such proceedings, which consent may be unreasonably withheld.

(c)          Utilities. Buyer will take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. The Seller will ensure that all utility meters are read as of the Closing Date. Seller will be entitled to recover any and all deposits held by any utility company as of the Closing Date.

(d)          Tenant Receivables. Rents due from Tenants under Leases (including operating expense and real estate tax contributions or reimbursements and similar charges (collectively, “Pass-Through Expenses”)), set-offs due or required to be paid under or by reason of the Leases (collectively called “Tenant Receivables”) shall be adjusted by appropriate credit to the Seller or Buyer (as the case may be) on the Closing Date. If, at the Closing Date, any Tenant is in arrears in the payment of rents (“Uncollected Delinquent Tenant Receivables”), Seller will disclose the same to Buyer in writing or on the rent roll to be delivered to Buyer pursuant to Section 10 hereof and such amounts shall not be adjusted on the Closing Date. Prior to the

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Closing Date, Seller shall use Seller’s current business practices to collect Uncollected Delinquent Tenant Receivables. If Buyer shall collect Uncollected Delinquent Tenant Receivables within ninety (90) days after the Closing Date, then Buyer shall turn over to Seller the arrearages so collected, less the reasonable cost of collection thereof, if any; provided, however, Seller may continue to seek to collect the Uncollected Delinquent Tenant Receivables by legal action following the Closing Date. All rents collected by Buyer after the Closing Date (except for amounts specifically billed and paid as end of year reconciliation payments for Pass-Through Expenses, which shall be separately accounted for and allocated, pro rata, between Seller and Buyer as their interest may appear) shall be first applied to rents due and payable after the Closing Date and only the excess thereof shall be paid over to Seller on account of the Uncollected Delinquent Tenant Receivables. Seller shall prepare the reconciliation for Pass-Through Expenses for the Property and provide such reconciliation to Buyer and Buyer’s property manager. Buyer agrees to cause its property manager to cooperate with Seller in preparing such reconciliation. To the extent that items to be apportioned hereunder may be required to be paid directly by a Tenant under its Lease, the same shall not be apportioned, provided, however, that such items shall have been paid by such Tenant currently through the month including the Closing Date. The provisions of this subparagraph 4(d) shall survive Closing and the delivery of the Deed (hereinafter defined). Seller expressly agrees that if Seller receives any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Seller will notify Buyer of such fact and will remit to Buyer that portion of the monies so received by Seller to which Buyer is entitled within ten (10) business days after receipt thereof. With respect to unbilled Tenant Receivables, Buyer covenants and agrees to cause its property manager to (A) bill the same in the ordinary course of its business and (B) cooperate with Seller to determine the correct amount of operating expenses and/or taxes due.

A reconciliation or determination of Pass-Through Expenses, Uncollected Delinquent Tenant Receivables and unbilled Tenant Receivables due under the Leases shall be made at Closing to the extent possible. To the extent such information is not available at Closing, the foregoing shall be subject to adjustment following the Closing in accordance with the terms of Section 4(e), below. The provisions of this Section 4(d) will survive the Closing.

(e)          If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 4(a) through (d), then, for each separate item for which an adjustment is to be made, the following will apply: (i) initially the matter subject to allocation at Closing (including without limitation the Pass-Through Expenses) shall be re-prorated within sixty (60) days following the Closing; (ii) a further adjustment of prorated items shall occur one hundred twenty (120) days following the close of the calendar year in which the Closing occurs; and (iii) a final adjustment shall occur not later than twelve (12) months after the Closing. All such rights and obligations under this Section 4(e) will survive the Closing.

(f)          All security deposits under the Leases collected and not properly applied by Seller as of the Closing (and interest thereon if required by law or contract) must be transferred or credited to Buyer at Closing. As of the Closing, Buyer will assume each Seller’s obligations related to the security deposits, but only to the extent they are credited or transferred to Buyer.

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(g)          Seller shall pay or be charged with the following costs and expenses in connection with this transaction:

(i)          All Title Policy premiums, including search costs and a survey endorsement, up to a maximum amount of $9,384.76 for the St. Andrews Property and $6,155.13 for the Countryside Property, but excluding any other endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)         Transfer taxes and conveyance fees on the sale and transfer of the Property;

(iii)        Broker’s commission payments in accordance with Section 24 of this Agreement;

(iv)        All fees relating to the granting, executing and recording of the Deed for each Property; and

(v)         Any leasing commissions, tenant improvement allowances or rent abatements related to the Leases or the Hearing Center Lease.

(h)          Buyer shall pay or be charged with the following costs and expenses in connection with this transaction:

(i)          Title Policy premiums (A) in excess of the amounts charged to Seller in Section 4(g)(i) and (B) for any endorsements issued in connection therewith other than endorsements that Seller elects to purchase to cover title issues, if any, and other than a survey endorsement;

(ii)         All costs and expenses in connection with the Loan Assumption, including Lender’s title policy, costs for the filing of all documents necessary to complete the Loan Assumption and related documentary stamp tax and intangibles tax; and

(iii)        Buyer shall pay for the cost of its own survey, Phase I environmental study and due diligence investigations.

(i)          Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(j)          Interest on the Loan shall be prorated as of Closing, and Seller shall receive a credit at Closing for the balance of all tax, insurance and other reserves held by Lender and not otherwise distributed to Seller at Closing.

(k)          Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.

5.          Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to each Property by special warranty deed, free and clear of all liens, defects of title, conditions,

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easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).

6.          Examination of Property. Seller and Buyer hereby agree as follows:

(a)          Buyer shall order a title commitment (the “Title Commitment”) from Escrow Agent, a survey and a zoning report for each Property promptly after the date hereof. All matters shown in the Title Commitment, survey or zoning report (“Title Matters”) with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include, and Seller shall be obligated to remove of record prior to or at Closing, any mechanic’s lien or any monetary lien, fine or penalty, or any deeds of trust, mortgage, or other loan documents secured by the Property, other than the Loan Documents (defined below), or any judgments and federal and state tax liens (collectively, “Liens”). Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent). Seller shall have no obligation to cure any Title Matter objected to, except the Liens as aforesaid, provided Seller notifies Buyer of any objections which Seller elects not to remove or cure within five (5) business days following receipt of Buyer’s objections. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt of Seller’s notice, upon which termination the Earnest Money, and all interest earned thereon, shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the Closing Date, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). If Seller does not remove or cure such Objection prior to the Closing Date, Buyer may terminate this Agreement, in which case the Earnest Money, together with all interest earned thereon, shall be returned to Buyer, Seller shall reimburse Buyer up to $50,000.00 for all out of pocket costs and expenses incurred hereunder solely in the event Seller caused such Objection(s) from and after the effective date of the Title Commitment, and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.

(b)          Within five (5) business days following the Effective Date, Seller shall provide to Buyer copies of the following documents and materials pertaining to each Property to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel: (i) a complete copy of all leases and lease guaranties affecting the Property and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the Property; (iv) a copy of Seller’s title insurance commitments and policies relating to the Property; (v) a copy of the certificate of occupancy (or local equivalent) and zoning reports for the Property; and of all governmental permits/approvals; (vi) a copy of all environmental, engineering and physical condition reports for the Property; (vii) copies of the Property’s real

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estate tax bills for the current and prior two (2) tax years or, if the Property has been owned by Seller for less than two (2) tax years, for the period of ownership; (viii) the operating budget and any common area maintenance (CAM) reconciliations of the Property for the current year and following year, if available; (ix) the operating statements and delinquency reports of the Property for the twenty four (24) calendar months immediately preceding the Effective Date or if a Tenant has been operating for less than twenty-four (24) months, for the period of operation; (x) all service contracts and insurance policies which affect the Property, if any; (xi) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any structural slab or roof warranties; (xii) a written inventory of all items of personal property to be conveyed to Buyer, if any; (xiii) the notes, mortgages and other loan documents securing repayment of the Loan, as listed on Exhibit K attached hereto and made a part hereof (collectively, the “Loan Documents”); (xiv) Tenant financials for each Tenant, to the extent reasonably available to Seller and consistent with each such Tenant’s reporting requirements; (xv) a complete copy of any feasibility study completed by the developer of the Property; (xvi) a copy of all primary and secondary state licenses or regulatory permits for the Property; and (xvii) a copy of any documents relating to a waiver of life safety code or physical plant requirements (collectively, the “Due Diligence Materials”). Seller shall deliver any other documents relating to the Property reasonably requested by Buyer, to the extent within Seller’s or its affiliates’ or agents’ possession or reasonably obtainable by Seller, within three (3) business days following such request. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor materially interfere with construction on the Property or the conduct of business by Tenants under the Leases; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to substantially its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with the Tenants in connection with Buyer’s due diligence. Upon signing this Agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller and the Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void as to such Property, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein.

(c)          Within two (2) business days following the Effective Date, Seller shall request a waiver of each Tenant’s right of first refusal, right of first offer or other purchase option, if any, to purchase the Property. Seller shall use diligent and good faith efforts to obtain

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an estoppel certificate in the form attached hereto as Exhibit F (each, an “Estoppel Certificate,” and collectively, “Estoppel Certificates”) from each Tenant. It shall be a condition of Closing that Seller shall have obtained Estoppel Certificates from at least eighty-five percent (85%) of all Tenants (on a rentable square footage basis) of each Property (the “Estoppel Threshold”), including all of the Major Tenants (defined below). If the Estoppel Threshold is satisfied but Seller has not obtained Estoppel Certificates from each Tenant, then Seller shall execute and deliver to Buyer or Escrow Agent at Closing, an estoppel certificate in substantially the same form as the Estoppel Certificate for each such Tenant (each, a “Seller Estoppel Certificate”). Each Seller Estoppel Certificate shall be subject to the same survival and liability limitations as Seller’s representations and warranties hereunder. “Major Tenants” shall mean the following Tenants: Diagnostic Clinic Medical Group (BCBS), St. Andrews Surgery Center and Center for Sight. Seller shall promptly deliver to Buyer photocopies or pdf files of each executed Estoppel Certificate when Seller receives the same. Buyer and Seller shall agree upon a reasonable time for Seller to request Estoppel Certificates in light of the anticipated timing of the Loan Assumption approval. All estoppel certificates under this Section 6(c) shall be certified to Buyer, the applicable Approved Assignee and Lender and successors and assigns (and simultaneously provide Buyer with a copy of such request). Within five (5) business days following the date that Buyer has received complete copies of the Lease and Guaranty, Buyer may propose modifications or additions to the form of Estoppel Certificate.

(d)          Seller shall use good faith efforts to obtain a subordination, non-disturbance and attornment agreement from each Tenant in form and substance reasonably acceptable to Buyer and Buyer’s Lender, if applicable (each such agreement, an “SNDA”).

(e)          Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer.

(f)          Seller shall use good faith efforts to enter into a lease with Ear-Resistible Hearing Center for the 2,591 square foot space at the St. Andrews Property known as Suite 104, including the following terms: (i) five (5) year term, with rent commencing at the Closing Date of the St. Andrews Property; (ii) initial base rent of $57,002.00 per annum, with annual increases of three percent (3%) thereto; (iii) tenant shall be obligated to pay landlord its pro-rata share of the increase in annual property operating expenses over the amount of 2014 annual property operating expenses; (iv) no rent abatement, tenant improvement allowance or other monetary concessions granted to tenant, unless paid in full by Seller or credited to Buyer at Closing; (v) no landlord work obligations; (vi) no options granted to tenant to terminate the lease prior to its expiration date or lease additional space at or purchase the St. Andrews Property; (vii) each individual owner of tenant shall be required to deliver a personal guaranty of tenant’s lease obligations; and (viii) tenant shall be obligated to provide to landlord a security deposit in an amount equal to one (1) month’s rent (the “Hearing Center Lease”). Seller shall provide Buyer with a copy of the initial draft of the Hearing Center Lease and any subsequent revisions thereto promptly after such document is distributed or received by Seller. The Hearing Center Lease shall be subject to Buyer’s prior written consent, which shall not be unreasonably withheld or delayed. Buyer shall not be deemed to be acting unreasonably if it denies consent to the Hearing Center Lease if the form presented for approval does not conform to the requirements set forth in this Section 6(f).

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7.          Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking with respect to any Property, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of any Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) any Tenant has a right of termination or abatement of rent under its Lease, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $50,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of written notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to Buyer, and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.

8.          Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)          If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one (1) business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a), if Buyer delivers a notice to Escrow Agent stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.

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(b)          The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting the scope or nature of Escrow Agent’s duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.

9.            Default

(a)          In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled, as its sole and exclusive remedy to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing, and such amount shall be paid to Seller as liquidated damages and as Seller’s sole remedy hereunder. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.

(b)          In the event that Buyer is ready, willing and able to close in accordance with the terms and provisions hereof, and Seller defaults in the obligations herein taken by Seller, with respect to the Property, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money shall be refunded to Buyer, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement up to $50,000.00, which return and payment shall operate as liquidated damages and to terminate this Agreement and release Seller and Buyer from any and all rights,

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obligations and liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller’s obligations hereunder; or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”), and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b) (i) through (iii) above except that the term “Closing” shall read “Extended Closing”.

10.         Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, with respect to each Property as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents for each Property (except as otherwise noted below):

(a)          A Special Warranty Deed in the form attached hereto as Exhibit B (the “Deed”);

(b)          An Assignment and Assumption of Leases, Guaranties and Security Deposits, in the form attached hereto as Exhibit C;

(c)          A Bill of Sale for the Personal Property, if any, in the form attached hereto as Exhibit D;

(d)          An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;

(e)          An original of each Estoppel Certificate obtained by Seller dated no earlier than thirty (30) days prior to the date of Closing. In addition, the business terms of each Estoppel Certificate must be in accordance with and not contradict the corresponding Lease. If any Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder have not been delivered to Buyer previously, a copy thereof confirming that the copy is true, correct and complete shall be attached to the corresponding Estoppel Certificate;

(f)          To the extent required under Section 6(c) hereof, an original of each Seller Estoppel Certificate dated as of the Closing Date;

(g)          A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

(h)          All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the Deed;

(i)          Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;

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(j)          Originals of the Warranties (as hereinafter defined) re-issued at Seller’s expense, to Buyer or Tenant, as requested by Buyer;

(k)          A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller;

(l)          An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Buyer and Escrow Agent;

(m)          An original SNDA from each Tenant fully executed and notarized by such Tenant, if requested by Buyer;

(n)          With respect to each Tenant, a Letter to Tenant in form of Exhibit H attached hereto;

(o)          An updated Rent Roll (defined below), arrears report and schedule of security deposits and letters of credit, certified by Seller to be true and correct;

(p)          Intentionally deleted;

(q)          A bring down certificate with respect to Seller’s representations and warranties provided herein in a form reasonably satisfactory to Seller and Buyer;

(r)          The agreement documenting the Loan Assumption and any other documents reasonably required by the Lender;

(s)          With respect to the St. Andrews Property, and to the extent obtained by Seller, the fully executed and effective Hearing Center Lease; and

(t)          Such other instruments as are reasonably required by Buyer or Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b), (g), (h), (m) and (r) above. Buyer shall have the right to advance the Closing upon five (5) days prior written notice to Seller; provided that all conditions precedent to both Buyer’s and Seller’s respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party’s obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Buyer shall have a one-time right to extend the Closing for up to five (5) business days upon written notice to Seller to be received by Seller on or prior to the date scheduled for the Closing. If Buyer timely exercises this right to extend, any document that Seller is obligated to provide that is “time sensitive” does not need to be provided again by Seller. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.

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11.         Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date with respect to each Property:

(a)          Seller is a limited liability company duly formed, validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound. The execution, delivery and performance of this Agreement does not require the consent or approval of any court, administrative or governmental authority and does not result in the creation or imposition of any lien or equity of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to, any material agreement to which Seller is a party or the business or operations of Seller or any of its properties or assets;

(b)          Except for any tax appeals and/or contests initiated by Seller and/or Tenants, if any, Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation, condemnation proceeding or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property and Seller has no knowledge that the Property may be rezoned;

(c)          Seller has not entered into any leases, subleases, contracts, licenses or other agreements affecting the Property which will be binding upon Buyer after the Closing other than the Leases and the agreements referenced on Exhibit J annexed hereto;

(d)          Except for violations which have been cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) (i) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations and (ii) any third party that the Property or the current use thereof violates any private covenant, restriction, easement or encumbrance and Seller does not have any knowledge of any such violation;

(e)          Seller has fee simple title to the Property free and clear of all liens and encumbrances except for Permitted Exceptions and Seller is the sole owner of the entire lessor’s interest in each Lease. The Property constitutes one or more separate tax parcels for purposes of ad valorem taxation;

(f)          With respect to each Lease: (i) the Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect and there is no default thereunder; (iii) no brokerage or leasing commissions or other

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compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements, except as set forth in Schedule 11(f)(iv) attached hereto; (v) intentionally deleted; (vi) Tenant is not entitled to rental concessions or abatements for any period subsequent to the scheduled date of Closing, except as set forth in Schedule 11(f)(vi) attached hereto; (vii) Tenant has not prepaid any rents as of the date hereof nor has Tenant delivered a security deposit, letter of credit or other security in connection with the Lease, except as set forth on Schedule 11(f)(vii) attached hereto; (viii) Tenant has not made any request for any assignment, transfer, or subletting in connection with all or a portion of the premises demised to Tenant which is presently pending or under consideration by Seller; (ix) all specified work required to be performed by the landlord under the Lease up to the date of Closing has been completed or will be completed, at Seller’s expense, prior to the Closing; (x) Seller has not received and has no knowledge of any pending notices from Tenant electing to vacate the premises leased to Tenant or exercising any right of Tenant to terminate the Lease; and (xi) Seller has heretofore billed Tenant for all fixed rent and additional rent due under the Lease as of the date hereof;

(g)          Attached hereto as Exhibit A-4 and made a part hereof is a true, correct and complete copy of the rent roll for the Property (the “Rent Roll”);

(h)          There are no occupancy rights, leases or tenancies affecting the Property other than the Leases. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein, which has not been terminated;

(i)          The transactions contemplated hereby either (i) will not constitute a sale of all or substantially all the assets of Seller, or (ii) if such transaction does constitute a sale of all or substantially all the assets of any Seller, Seller shall provide to Buyer at Closing an excise tax lien waiver or such other reasonably obtainable instruments evidencing compliance with laws or payment of taxes to the extent required by the law of the relevant state, or an indemnification from a party reasonably acceptable to Buyer for any resulting liability with respect to the period prior to the Closing;

(j)          To Seller’s knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”) and no adverse environmental condition exists at the Property. Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority (1) concerning any petroleum product or other hazardous substance discharge or seepage at, on, around or under the Property, or migrating from the Property, in violation of any Environmental Laws or; (2) of any pending actions, suits, claims and/or proceedings claiming that Seller, any Tenant or the Property is in violation of any Environmental Laws. For purposes

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of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller’s knowledge, there are no underground storage tanks located on the Property;

(k)          Exhibit I attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the “Warranties”);

(l)          Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code;

(m)          There presently exists no unrestored casualty or condemnation affecting the Property;

(n)          With respect to each Guaranty: (a) the Guaranty forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Guaranty; and (b) the Guaranty is in full force and effect and there is no default thereunder; and

(o)          With respect to the Loan: (i) attached hereto as Exhibit K is a complete list of the Loan Documents; (ii) the Loan Documents are valid and in full force and effect on the date hereof; and (iii) to Seller’s knowledge, no event of default has occurred and is continuing, nor, to Seller’s knowledge, has any material event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute an event of default by Seller thereunder.

The representations and warranties of Seller shall survive Closing for a period of one (1) year.

12.         Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:

(a)          Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

The representations and warranties of Buyer shall survive Closing for a period of one (1) year.

13.         Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with

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the following conditions precedent with respect to each Property on and as of the date of Closing:

(a)          Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;

(b)          Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Real Property and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);

(c)          Buyer shall have received a valid and permanent final certificate of occupancy (or the equivalent thereof) for the Property which shall not contain any contingencies or require any additional work to be completed;

(d)          With the exception of the New Tenants, each Tenant shall be in possession of the premises demised under its respective Lease, open for business to the public and paying full and unabated rent under such Lease and no Tenant shall have assigned its Lease or sublet the Property;

(e)          The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;

(f)          Seller shall have delivered to Buyer a written waiver by each applicable party of any right of first refusal, right of first offer or other purchase option that such party has to purchase the Property, or any part thereof, from Seller;

(g)          Lender shall have given approval of the Loan Assumption on the terms described in Section 3(b) hereof; and

(h)          Seller shall have made all contributions, payments and/or reimbursements and completed any and all work required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval.

In the event that any of the foregoing condition precedent have not been satisfied as of the Closing Date, Buyer shall have the right terminate this Agreement by delivering written notice thereof to Seller no later than the date which is fifteen (15) days after the Closing Date, upon which termination the Earnest Money shall be refunded to Buyer, and with respect to a failure under Sections (a), (e) or (f) above, Seller shall pay to Buyer upon receipt of reasonable

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documentary evidence of all of the out-of-pocket costs and expenses actually incurred by Buyer in connection with this Agreement up to $50,000.00, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof. Notwithstanding the foregoing sentence, Seller shall not be obligated to pay Buyer’s out-of-pocket costs and expenses in the event Buyer terminates the Agreement for Seller’s failure to deliver the Estoppel Certificates or SNDAs required under Section 6.

14.         Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent with respect to each Property on and as of the date of Closing:

(a)          Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 4 hereof;

(b)          The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing; and

(c)          Lender shall have given approval of the Loan Assumption on the terms described in Section 3(b) hereof.

15.         Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.

16.         Seller Covenants. Seller agrees that it: (a) shall continue to operate and manage each Property in the same manner in which Seller has previously operated and managed such Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain each Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion: (i) amend the Leases or Guaranties in any manner, nor enter into any new lease, other than the Hearing Center Lease, license agreement or other occupancy agreement with respect to any Property; (ii) consent to an assignment of any Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate any Lease nor release any guarantor of or security for any Lease unless required by the express terms of such Lease; (iv) cause, permit or consent to an alteration of the premises

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demised under the Leases (unless such consent is non-discretionary); and/or (v) amend the Loan Documents in any manner or enter into any new loan documents with respect to the Loan. Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of any Property, whether insured or not.

17.         314 Audit. Upon Buyer’s request, for a period of one (1) year after Closing, Seller shall make the financial statements, including balance sheets, income statements, stockholders’ equity statements and cash flow statements and related notes prepared in accordance with United States generally accepted accounting standards, and any and all books, records, correspondence, financial data, leases, delinquency reports and all other documents and matters (other than confidential and privileged information) maintained by Seller or their agents and relating to receipts, expenditures, contributions and distributions reasonably necessary to complete an audit pertaining to each Property for the three (3) most recent full calendar years and the interim period of the current calendar year (collectively, the “Records”) available to Buyer and/or its auditors for inspection, copying and audit by Buyer’s designated accountants, and at Buyer’s expense. Seller shall provide Buyer and/or its auditors, but without expense to Seller, with copies of, or access to, such factual and financial information as may be reasonably requested by Buyer or its designated accountants, and in the possession or control of Seller, to enable Buyer to file any filings required by the Securities and Exchange Commission (the “SEC”) in connection with the purchase of each Property. Seller understands and acknowledges that Buyer is required to file audited financial statements related to each Property with the SEC within seventy-one (71) days of the Closing Date and agree to provide any Records and requested reasonable representations and/or certifications to the Buyer’s auditors, on a timely basis to facilitate Buyer’s timely submission of such audited financial statements.

18.         Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.

19.         Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

20.         Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

22

21.         No Representations or Warranties. Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement, the Property shall be conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever.

22.         Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.

23.         Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.

24.         Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with

23

respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

25.         Assignment. Buyer may assign its rights under this Agreement, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. Buyer is entering into this Agreement for and on behalf of two related special purpose entities titled ARHC CSCLWFL01, LLC, with respect to the Countryside Property, and ARHC SAVENFL01, LLC, with respect to the St. Andrews Property (individually and collectively, “Approved Assignee”) and intends to assign each respective Approved Assignee its rights hereunder prior to Closing.

26.         Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s reasonable attorneys’ fees and disbursements and court costs incurred in such action.

27.         Time of the Essence. Time is of the essence with respect to each of Buyer’s and Seller’s obligations hereunder.

28.         Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.

29.         Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

24

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:	SELLER:

AMERICAN REALTY CAPITAL VII, LLC,	AW ST. ANDREWS, LLC,
a Delaware limited liability company	a Delaware limited liability company

By:	/s/ Edward M. Weil, Jr.	By:	/s/ Brian Waxman
	Name: Edward M. Weil, Jr.		Name: Brian Waxman
	Title: President		Title: President

Date:	April 11, 2014	Date:	April 11, 2014

AW COUNTRYSIDE, LLC,
a Delaware limited liability company

By:	/s/ Brian Waxman
Name: Brian Waxman
Title: President

Date:	April 11, 2014

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE EARNEST MONEY.

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By:	/s/ Annette M. Comer

Name:	Annette M. Comer

Title:	Vice President

Date:	April 16, 2014

EXHIBITS AND SCHEDULES

Exhibits

Exhibit A-1	-	Real Property – Countryside Land

Exhibit A-2	-	Real Property – St. Andrews Land

Exhibit A-3	-	List of Leases

Exhibit A-4	-	Rent Roll

Exhibit A-5		New Tenants

Exhibit B	-	Form of Special Warranty Deed

Exhibit C	-	Form of Assignment and Assumption of Leases, Guaranties and Security Deposits

Exhibit D	-	Form of Bill of Sale

Exhibit E	-	Form of Assignment of Contracts, Permits, Licenses and Warranties

Exhibit F	-	Form of Estoppel Certificate

Exhibit G	-	Intentionally Omitted

Exhibit H	-	Form of Tenant Notice Letter

Exhibit I	-	Warranties

Exhibit J	-	Service Contracts

Exhibit K	-	Loan Documents

Schedules

Schedule 3(a)	-	Purchase Price Allocation

Schedule 3(b)	-	Loan Information

Schedule 11(f)(iv)	-	Tenant Improvement Allowances

Schedule 11(f)(vi)	-	Rent Concessions

Schedule 11(f)(vii)	-	Prepaid Rents, Security Deposits and Letters of Credit

EXHIBIT A-1

LEGAL DESCRIPTION OF PROPERTY

Countryside Land

TRACT 1: (Fee Simple)

The North Half (N 1/2) of the South Two-Fifths (S 2/5) of the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of Section 21, Township 28 South, Range 16 East, Pinellas County, Florida, more particularly described as follows:

Commence at the Southwest corner of said Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of Section 21, Township 28 South, Range 16 East, thence run North 00°01'13" West, 133.47 feet; thence South 89°30'31" East, 50.00 feet to the Point of Beginning; thence North 00°01'13" West, 133.49 feet; thence South 89°30'56" East, 621.16 feet; thence South 00°04'02" East, 133.57 feet; thence North 89°30'31" West, 621.27 feet to the Point of Beginning.

LESS the Westerly 50.00 feet thereof for right-of-way for McMullen Booth Road as recorded in Official Records Book 6557, Page 1699, of the Public Records of Pinellas County, Florida.

TRACT 2: (Fee Simple)

The South Third (S 1/3) of the North Three-Fifths (N 3/5) of the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of Section 21, Township 28 South, Range 16 East, Pinellas County, Florida, more particularly described as follows:

Commence at the Southwest corner of said Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of Section 21, Township 28 South, Range 16 East, thence run North 00°01'13" West, 266.95 feet; thence South 89°25'21" East, 50.00 feet to the Point of Beginning; thence North 00°01'13" West, 133.48 feet; thence South 89°31'22" East, 621.05 feet; thence South 00°04'02" East, 133.56 feet; thence North 89°30'56" West, 621.16 feet to the Point of Beginning.

LESS the Westerly 50.00 feet thereof for right of way for McMullen Booth Road as recorded in Official Records Book 6557, Page 1699, of the Public Records of Pinellas County, Florida.

TRACT 3: (Easement):

Together with a Non-exclusive Utility Easement as granted in Official Records Book 6294, Page 817, of the Public Records of Pinellas County, Florida, over the following described land:

A parcel of land lying in Section 21, Township 28 South, Range 16 East, Pinellas County, Florida, explicitly described as follows:

Commence at the Southwest corner of the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of said Section 21; thence on the South boundary thereof South 89 degrees 22 minutes 32 seconds East a distance of 671.36 feet to the Southwest corner of the Southeast Quarter (SE 1/4) of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of said Section 21 and the Point of Beginning; thence on the West boundary thereof North 00°06'24" West a distance of 158.52 feet; thence departing said West boundary, North 89°53'36" East a distance of 15.00 feet, thence South 00°06'24" East, 15.00 feet East of and parallel to the West boundary of the Southeast

A-1

Quarter (SE 1/4) of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of said Section 21 a distance of 158.71 feet to a point on the South boundary of the Southeast Quarter (SE 1/4) of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of said Section 21; thence on a line 15.00 feet East of and parallel to the Southerly projection of the West boundary of the Southeast Quarter (SE 1/4) of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of said Section 21, continue South 00°06'24" East a distance of 30 feet; thence North 89°22'32" West, a distance of 15.00 feet to a point on the aforesaid Southerly projection of the West boundary of the Southeast Quarter (SE 1/4) of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of said Section 21; thence on said Southerly projection North 00°06'24" West a distance of 30.00 feet to the Point of Beginning.

A-1

EXHIBIT A-2

LEGAL DESCRIPTION OF PROPERTY

St. Andrews Land

PARCEL NO. 1:

A parcel of land lying and being in Section 9, Township 39 South, Range 19 East, Sarasota County, Florida, and being more particularly described as follows:

Commence at the Northwest corner of the Southwest 1/4 of said Section 9; thence North 89°36'06" East, along the Northerly line of the Southwest 1/4 of said Section 9, a distance of 612.48 feet; thence South 00°23'54" East, a distance of 25.00 feet to the intersection with the Southerly right of way line of Ridgewood Avenue as described in the instrument recorded in Official Records Book 1548, at Page 1266, of the Public Records of Sarasota County, Florida, and to the Point of Beginning; thence North 89°36'06" East along the said Southerly right of way line of Ridgewood Avenue and along a line that is 25.00 feet Southerly of and parallel with the Northerly line of the Southwest 1/4 of said Section 9, a distance of 715.28 feet to the intersection with the Westerly right of way line of Capri Isles Boulevard (100' wide public right of way) as shown on the Plat of "Capri Isles, Unit 3", as recorded in Plat Book 22, at Pages 8 to 8-D, of the Public Records of Sarasota County, Florida; thence South 00°38'51" East along the said Westerly right of way line of Capri Isles Blvd., a distance of 355.76 feet to the intersection with the Northerly right of way line of East Venice Avenue as described in the Order of Taking, Case No. 85-5539CA01; thence South 89°34'34" West along the said Northerly right of way line of East Venice Avenue for the next five (5) calls, a distance of 99.00 feet; thence North 00°26'12" West, a distance of 5.00 feet; thence South 89°34'34" West, a distance of 450.00 feet; thence South 00°25'25" East, a distance of 10.00 feet; thence South 89°34'34" West, a distance of 167.83 feet; thence North 00°23'54" West, a distance of 126.80 feet; thence South 89°36'06" West, a distance of 178.33 feet to the intersection with the Easterly line of the Guaranty Bank parcel described in Official Records Book 1965, at Page 1801, of the Public Records of Sarasota County, Florida; thence North 00°34'21" West along the said Easterly line of the Guaranty Bank parcel and its Northerly extension, a distance of 107.21 feet; thence North 89°36'06" East, a distance of 178.65 feet; thence North 00°23'54" West, a distance of 127.07 feet to the Point of Beginning.

PARCEL NO. 2 – EASEMENT

TOGETHER WITH non-exclusive easements for the benefit of the above described parcel as created by and set forth in that certain Grant of Easements and Declaration of Use Restriction Agreement by and among St. Andrews, LLC, a Florida limited liability company, Fifth Third Bank, a Michigan banking corporation and Healthcare Realty Trust Incorporated, a Maryland corporation, recorded in Official Records Instrument No. 2008158157, of the Public Records of Sarasota County, Florida.

A-2

PARCEL NO. 3 - EASEMENT:

TOGETHER WITH non-exclusive easements for the benefit of the above described parcel as created by and set forth in that certain Drainage and Retention Pond Easement Agreement by and among St. Andrews, LLC, a Florida limited liability company, Fifth Third Bank, a Michigan banking corporation and Healthcare Realty Trust Incorporated, a Maryland corporation, recorded in Official Records Instrument No. 2008158158, of the Public Records of Sarasota County, Florida.

A-2

EXHIBIT A-3

LIST OF LEASES

St. Andrews

1.	Lease Agreement by and between AW St. Andrews, LLC a Delaware limited liability company (successor–in-interest to Healthcare Realty Trust, Inc., a Maryland Corporation) (“Landlord”), and Surgicare of St. Andrews, Ltd., a Florida Limited Partnership (“Tenant”), dated April 5, 2005 and extended by notice dated November 1, 2011 (the “Lease”) for 12,189 rentable square feet of space located in 1350 building of the building commonly known as ‘St. Andrews Medical Park’, located at 1350 East Venice Avenue, Venice, Florida (the “Premises”).

2.	Lease Agreement by and between AW St. Andrews, LLC a Delaware limited liability company (successor–in-interest to Healthcare Realty Services, Inc., an Alabama Corporation, as agent for Healthcare Realty Trust, Inc., a Maryland Corporation) (“Landlord”), and Center for Sight, P.A., a Florida Professional Association (“Tenant”), dated October 13, 2005 as amended by First Amendment dated April 28, 2009 (the “Lease”) for 17,292 rentable square feet of space located in 1360 building of the building commonly known as ‘St. Andrews Medical Park’, located at 1360 East Venice Avenue, Venice, Florida (the “Premises”).

3.	Lease Agreement by and between AW St. Andrews, LLC a Delaware limited liability company (successor–in-interest to Healthcare Realty Services, Inc., an Alabama Corporation, as agent for Healthcare Realty Trust, Inc., a Maryland Corporation) (“Landlord”), and Dimensional Imaging, Inc. (“Tenant”), dated January 18, 2011 (the “Lease”) for 2,596 rentable square feet of space located in Suite 101 of the building commonly known as ‘St. Andrews Medical Park’, located at 1370 East Venice Avenue, Venice, Florida (the “Premises”).

4.	Lease Agreement by and between AW St. Andrews, LLC a Delaware limited liability company (successor–in-interest to Healthcare Realty Services, Inc., an Alabama Corporation, as agent for Healthcare Realty Trust, Inc., a Maryland Corporation) (“Landlord”), and The Heart Institute of Venice, P.L.L.C., a Florida Limited Liability Company (“Tenant”), dated May 4, 2005 as amended by Addendum dated October 13, 2005, and by First Amendment dated March 26, 2006 and further by Third Amendment dated February 23, 2012, (the “Lease”) for 7,383 rentable square feet of space located in Suite 102 of the building commonly known as ‘St. Andrews Medical Park’, located at 1370 East Venice Avenue, Venice, Florida (the “Premises”).

A-3

5.	Lease Agreement by and between AW St. Andrews, LLC a Delaware limited liability company (successor–in-interest to Healthcare Realty Services, Inc., an Alabama Corporation, as agent for Healthcare Realty Trust, Inc., a Maryland Corporation) (“Landlord”), and Quest Diagnostics Clinical Laboratories, Inc., a Delaware Corporation (“Tenant”), dated May 25, 2010 (the “Lease”) for 2,957 rentable square feet of space located in Suite 103 of the building commonly known as ‘St. Andrews Medical Park’, located at 1370 East Venice Avenue, Venice, Florida (the “Premises”).

6.	Lease Agreement by and between AW St. Andrews, LLC, a Delaware limited liability company (“Landlord”) and Retina Care Associates of Sarasota, P.A., a Florida Corporation (“Tenant”), dated March 24, 2014 (the “Lease”) for 1,716 rentable square feet of space located in Suite 201 of the building commonly known as ‘St. Andrews Medical Park’, located at 1370 East Venice Avenue, Venice, Florida (the “Premises”).

7.	Lease Agreement by and between AW St. Andrews, LLC a Delaware limited liability company (successor–in-interest to Healthcare Realty Services, Inc., an Alabama Corporation, as agent for Healthcare Realty Trust, Inc., a Maryland Corporation) (“Landlord”), and Primary Urgent Care, P.L., a Florida Professional Limited Liability Company (“Tenant”), dated December 10, 2005 as amended by First Amendment dated March 12, 2011, and by certain Sublease Agreement by and between Primary Urgent Care, P.L., and Gulf Coast HMA Physician Management, LLC, dated October 29, 2012 (the “Lease”) for 2,500 rentable square feet of space located in Suite 202 of the building commonly known as ‘St. Andrews Medical Park’, located at 1370 East Venice Avenue, Venice, Florida (the “Premises”)..

8.	Lease Agreement by and between AW St. Andrews, LLC a Delaware limited liability company (“Landlord”), and Gulf Coast HMA Physician Management, LLC, a Florida Limited Liability Company (“Tenant”), dated January 21, 2014 (the “Lease”) for 4,469 rentable square feet of space located in Suite 205 of the building commonly known as ‘St. Andrews Medical Park’, located at 1370 East Venice Avenue, Venice, Florida (the “Premises”).

9.	Lease Agreement by and between AW St. Andrews, LLC a Delaware limited liability company (“Landlord”), and Joseph E. Chebli, MD, FACS, Inc. P.S., a Washington corporation (“Tenant”), dated October 2, 2013 (the “Lease”) for 2,000 rentable square feet of space located in Suite 208 of the building commonly known as ‘St. Andrews Medical Park’, located at 1370 East Venice Avenue, Venice, Florida (the “Premises”).

A-3

10.	Lease Agreement by and between AW St. Andrews, LLC a Delaware limited liability company (“Landlord”), and Comprehensive Medpsych Systems, Inc., (“Tenant”), dated July 16, 2013 as amended by First Amendment dated September 20, 2013 (the “Lease”) for 1,287 rentable square feet of space located in Suite 209 of the building commonly known as ‘St. Andrews Medical Park’, located at 1370 East Venice Avenue, Venice, Florida (the “Premises”).

11.	Lease Agreement by and between AW St. Andrews, LLC a Delaware limited liability company (“Landlord”), and DeMasi Digestive Health, P.A. (“Tenant”), dated June 14, 2013 as amended by Amendment dated September 20, 2013 (the “Lease”) for 3,048 rentable square feet of space located in Suite 210 of the building commonly known as ‘St. Andrews Medical Park’, located at 1370 East Venice Avenue, Venice, Florida (the “Premises”).

Countryside

1.	Lease Agreement by and between AW Countryside, LLC a Delaware limited liability company (successor–in-interest to HR Acquisition I Corporation, a Maryland Corporation (“Landlord”), and Diagnostic Clinic Medical Group, P.A., a Florida professional service corporation (“Tenant”), dated January 27, 2005 as amended by First Amendment dated May 5, 2008, as amended by Second Amendment dated April 4, 2012 (the “Lease”) for 50,972 rentable square feet of space located in Suite 100 of the building commonly known as ‘Countryside Medical Center’, located at 3131 N. McMullen Drive, Safety Harbour, Florida (the “Premises”).

A-3

EXHIBIT A-4

RENT ROLL

Applefield Waxman Management, LLC	Page:	1
Rent Roll	Date:	04/11/2014
AW St. Andrews Medical Park (awstand)	Time:	2:25 pm
As of: 04/11/2014

	Unit	Unit Sq Ft	Name	Move In	Lease From	Lease Exp	Charge Code	Annual Amount	Monthly Amount	$ per S.F.
Current/Notice Residents
awstand	*1350	12,189	St Andrew Surgery Center	4/5/05	4/1/2005	3/31/16	cam	60,025.08	5,002.09	4.92
							rent	321,165.72	26,763.81	26.35
							Total	381,190.80	31,765.90	31.27
awstand	*1360	17,292	Center for Sight	4/28/09	1/1/2011	12/31/20	rent	401,270.76	33,439.23	23.21
							Total	401,270.76	33,439.23	23.21
awstand	101	2,596	Dimensional Imaging, Inc.	2/1/11	2/1/2011	1/31/16	cam	907.68	75.64	0.35
							rent	56,722.56	4,726.88	21.85
							Total	57,630.24	4,802.52	22.20
awstand	102	7,383	The Heart Institute of Venice	8/1/05	8/1/2005	9/30/17	rent	168,332.40	14,027.70	22.80
							Total	168,332.40	14,027.70	22.80
awstand	103	2,957	Quest Diagnostics Clinical Lab	6/1/10	6/1/2010	2/29/16	rent	72,742.20	6,061.85	24.60
							cam	3,881.04	323.42	1.31
							Total	76,623.24	6,385.27	25.91
awstand	104	2,591	VACANT					0.00	0.00	0.00
							Total	0.00	0.00	0.00
awstand	201	1,716	Retina Assoc. of Sarasota P.A	1/14/08	3/1/2014	2/28/19	rent	40,996.92	3,416.41	23.89
							concess	-40,996.92	-3,416.41	0.00
							Total	0.00	0.00	23.89
awstand	202	2,500	Primary Urgent Care, P.L.	4/1/06	4/1/2006	3/31/16	cam	714.36	59.53	0.29
							rent	57,525.00	4,793.75	23.01
							Total	58,239.36	4,853.28	23.30
awstand	205	4,469	VACANT					0.00	0.00	0.00
							Total	0.00	0.00	0.00
awstand	208	2,000	Joseph E. Chebli, MD, FACS, Inc. PS	3/1/14	4/1/2014	3/31/19	rent	42,000.00	3,500.00	21.00
							Total	42,000.00	3,500.00	21.00
awstand	209	1,287	Comprehensive Medpsych Systems, Inc.	11/1/13	11/1/2013	10/31/16	rent	22,522.44	1,876.87	17.50
							Total	22,522.44	1,876.87	17.50
awstand	210	3,048	DeMasi Digestive Health, P.A.	11/1/13	11/1/2013	10/31/16	rent	54,864.00	4,572.00	18.00
							Total	54,864.00	4,572.00	18.00
awstand	BOMA	413	BOMA	5/1/12				0.00	0.00	0.00
							Total	0.00	0.00	0.00

Future Residents/Applicants

A-4

RENT ROLL (cont’d)

Applefield Waxman Management, LLC	Page:	2
Rent Roll	Date:	04/11/2014
AW St. Andrews Medical Park (awstand)	Time:	2:25 pm
As of: 04/11/2014

	Unit	Unit Sq Ft	Name	Move In	Lease From	Lease Exp	Charge Code	Annual Amount	Monthly Amount	$ per S.F.
Future Resident/Applicants
awstand	205	4,469	Gulf Coast HMA Physician Mgmt., LLC	6/1/14	6/1/2014	5/31/19		0.00	0.00	0.00
							Total	0.00	0.00	0.00

	Square Footage	% S.F	Annual Charges	Monthly Charges
Current/Notice Res.			1,262,673.24	105,222.77
Future Residents/Applicants			0.00	0.00
Occupied Units	53,381	88.32%
Vacant Units	7,060	11.68%
Totals:	60,441	100.00%	1,262,673.24	105,222.77

Summary of Charges by Charge Code (Current/Notice residents only)

	Month	Annual
cam	5,460.68	65,528.16

concess	-3,416.41	-40,996.92

rent	103,178.50	1,238,142.00

Total	105,222.77	1,262,673.24

A-4

RENT ROLL (cont’d)

Applefield Waxman Management, LLC	Page:	1
Rent Roll	Date:	04/11/2014
AW Countryside Medical Arts (awcount)	Time:	2:58 pm
As of: 04/11/2014

	Unit	Unit Sq Ft	Name	Move In	Lease From	Lease Exp	Charge Code	Annual Amount	Monthly Amount	$ per S.F.
Current/Notice Residents
awcount	100	50,972	Diagnostic Clinic Medical Group, P.A.	4/18/12	4/18/2012	12/31/24	rent	777,823.92	64,818,66	15.26
							retrec	83,829.84	6,985.82	1.64
							Total	861,653.76	71,804.48	16.90

	Square Footage	% S.F	Annual Charges	Monthly Charges
Current/Notice Res.			861,653.76	71,804.48
Future Residents/Applicants			0.00	0.00

Occupied Units	50,972	100.00%
Vacant Units	0	0.00%

Totals:	50,972	100.00%	861,653.76	71,804.48

Summary of Charges by Charge Code (Current/Notice residents only)

	Month	Annual
rent	64,818.66	777,823.92

retrec	6,985.82	83,829.84

Total	71,804.48	861,653.76

A-4

EXHIBIT A-5

NEW TENANTS

St. Andrews Medical Park

Suite	SF	Tenant	Move In	Lease From	Lease Exp
205	4,469	Gulf Coast HMA Physician Mgmt., LLC	6/1/14	6/1/2014	5/31/19

Countryside

[NONE]

A-5

EXHIBIT B

FORM OF SPECIAL WARRANTY DEED
[Subject to Local Counsel Review]

This document prepared by:
(and return to :)

___________________________
___________________________
___________________________
___________________________

Tax Parcel No. ______________________________

SPECIAL WARRANTY DEED

THIS INDENTURE, made on the _____ day of ______________, 2014, by and between ___________________________________, a ___________________________ ("Grantor"), and ________________________________________, a ______________, whose address is ________________________________ ("Grantee")

WITNESSETH:

THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of ____________, State of _____________, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon and (a) all right, title and interest, if any, of Grantor in and to any streets and roads abutting the above described premises to the center lines thereof and (b) the appurtenances and all the estate and rights of Grantor in and to said premises.

TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee's successors and assigns forever, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns, against the lawful claims and demands of all persons claiming by, under or through Grantor, but not otherwise.

B-1

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.

GRANTOR:

By:
Name:
Its:

[ACKNOWLEDGMENT]

B-2

EXHIBIT C

FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASES, GUARANTIES AND SECURITY DEPOSITS

______________________________ ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ ("Assignee"), all of Assignor's right, title and interest in and to those leases described in Exhibit A attached hereto and made a part hereof (as amended from time to time, the “Leases”), including any and all security deposits under the Leases, together with all of Assignor’s right, title and interest in and to those lease guaranties described in Exhibit B attached hereto and made a part hereof (as amended from time to time).

Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Leases arising or accruing prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Landlord under and by virtue of the Leases arising or accruing on and after the date of this Assignment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

C-1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2014, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

C-2

EXHIBIT A

Leases

[Seller to prepare Exhibit]

C-3

EXHIBIT B

Guaranties

[Seller to prepare Exhibit]

C-4

EXHIBIT D

FORM OF BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ______________________________, a ___________________________, having an address at ____________________________ (“Seller”), hereby bargains, sells, conveys and transfers to ____________________________ (“Buyer”), a _______________________________, all of Seller’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of __________________________, as more particularly described on Schedule A attached hereto and made a part hereof.

Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

D-1

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 2014.

SELLER:

By:

Name:

Title:

D-2

SCHEDULE A

TO BILL OF SALE

[Add legal description of Real Property]

D-3

EXHIBIT E

FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES

THIS ASSIGNMENT, made as of the ___ day of ________, 2014, by _________________, a __________________________ (“Assignor”), to _____________________________, a __________________________________________(“Assignee”).

WITNESSETH:

WHEREAS, by Agreement for Purchase and Sale of Real Property (the “Purchase Agreement”) having an effective date of ________, 2014, between Assignor and American Realty Capital VII, LLC, Assignee’s predecessor-in-interest under the Purchase Agreement, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at ________________________ (the “Property”); and

WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property, including without limitation any and all guaranties of leases relating to the Property (collectively, the “Contracts”).

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.

This Assignment shall be governed by the laws of the State of _____________, applicable to agreements made and to be performed entirely within said State.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

E-1

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.

ASSIGNOR:

a

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF ESTOPPEL CERTIFICATE

The undersigned hereby certifies to American Realty Capital VII, LLC (“ARC VII”), [ARHC CSCLWFL01, LLC][ARHC SAVENFL01, LLC] (“Approved Assignee”; ARC VII and Approved Assignee are hereinafter referred to, individually and collectively, as “Buyer”), [Lender] (“Lender”) and their respective successors and assigns as follows:

1.                            The undersigned is the tenant under that certain [insert title of lease document] [(the “Original Lease”)], dated as of _________ __, ____, by and between _________________________ (“Landlord”) and _________________________ (“Tenant”), pursuant to which Tenant leases certain premises known as [Suite ____], consisting of _______ rentable square feet, at that real property located at _________________________________________ (the “Premises”).

2.                            The Original Lease has been amended as follows:

a.

b.

c.            (the Original Lease, as amended, is hereinafter referred to as the “Lease”).

3.          Except as set forth in paragraph 2 above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.

4.          The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.

5.          Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.

6.          The initial term of the Lease began on __________ __, _____ and expires on ________ __, 20__. The Rent Commencement Date was __________ __, ____. Tenant has accepted possession of the Premises and is open for business. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.

7.          Tenant has no outstanding options or rights to renew or extend the term of the Lease, except as follows: ________________ (if none, please state “none”). Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to

F-1

purchase the Premises or any part thereof and/or the land on which the Premises are situated, or rights of first offer to lease with respect to all or any part of the Premises.

8.          The [Base Annual Rent] payable under the Lease is currently $____________ ($_________ monthly). Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows:

(a) ___________________________________;

(b) ___________________________________; and

(c) ___________________________________. [MODIFY AS NEEDED TO SHOW EACH SCHEDULED RENT INCREASE]

Such base rent and any additional rent has been paid through and including the month of ____________, 2014. No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.

8.          Tenant's security deposit, if any, is $_________________ (if none, please state “none”). Tenant has paid last month’s rent in the amount of $______________________.

9.          No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.

10.         (a)          All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.

(b)          Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

11.         All licenses necessary for using and operating the Premises as a medical office are held by Tenant and are in full force and effect.

12.         This Certificate is delivered to induce Buyer to acquire the Premises and Lender to approve Buyer’s assumption of Landlord’s financing in connection with such acquisition, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate.

[SIGNATURE PAGE FOLLOWS]

F-2

The undersigned is duly authorized to execute this Certificate on behalf of Tenant.

Dated: ____________, 2014

TENANT:

____________________, a ________________

By:______________________
Name:

Title:

[DELETE THE FOLLOWING SECTION IF THE LEASE IS NOT GUARANTEED]

[_________________________, a _________________________] (“Guarantor”) certifies to and for the benefit of Buyer, Lender and their respective successors and assigns as follows:

With respect to that certain [Guaranty], dated as of ________ __, ____, by Guarantor to and for the benefit of Landlord (the “Guaranty”): (a) Guarantor is the guarantor of the Lease pursuant to the Guaranty; (b) the Guaranty has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived; (c) the Guaranty is valid and in full force and effect on the date hereof; and (d) no voluntary actions or, to Guarantor’s best knowledge, involuntary actions are pending against Guarantor under the bankruptcy laws of the United States or any state thereof. This Certificate is delivered to induce Buyer to acquire the Premises and Lender to approve Buyer’s assumption of Landlord’s financing in connection with such acquisition, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate. The undersigned is duly authorized to execute this Certificate.

Dated: ____________, 2014

[USE FOLLOWING SIGNATURE BLOCK FOR ENTITY GUARANTOR]

GUARANTOR:

____________________,
a ________________

By:
Name:
Title:

[USE FOLLOWING SIGNATURE BLOCK FOR PERSONAL GUARANTOR]

F-3

GUARANTOR:

Name:

F-4

EXHIBIT G

INTENTIONALLY OMITTED

G-1

EXHIBIT H

FORM OF NOTICE TO TENANT

________________ ___, 2014

TO: [INSERT TENANT’S NOTICE ADDRESS FROM LEASE]

Re: Notice of Change of Ownership of ______________________________

Ladies and Gentlemen:

YOU ARE HEREBY NOTIFIED AS FOLLOWS:

That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to [ARHC CSCLWFL01, LLC][ARHC SAVENFL01, LLC] (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.

Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

[ARHC CSCLWFL01, LLC][ARHC SAVENFL01, LLC]

c/o American Realty Capital

7621 Little Avenue, Suite 200

Charlotte, North Carolina 28226

Attention: Regional Asset Manager

With a copy to:

[ARHC CSCLWFL01, LLC][ARHC SAVENFL01, LLC]

c/o American Realty Capital

405 Park Avenue, 15th Floor

New York, NY 10022

Attention: General Counsel

You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.

[SIGNATURE PAGE FOLLOWS]

H-1

Very truly yours,
[PRIOR LANDLORD)

By:
Name:
Title:

H-2

EXHIBIT I

WARRANTIES

ST. ANDREWS

Vendor	Description	Start Date	Expiration	Warranty Term/Notes
Automated Business Control Systems	Building Temperature Automation System	11/1/2013	11/1/2014	1 year

Sutter Roofing Company	Red Shield Roofing System Warranty	8/21/2009	8/21/2029	20 years

Centimark Roof Systems	Roof Warranty	5/31/2007	5/31/2022	15 years

Centimark	Assignment of Centimark Corporation Warranty	5/31/2007	5/31/2022

Craft Equipment Company	Fire Extinguishers, FE Cabinets & Toilet Accessories Workmanship Guarantee	11/1/2013	11/1/2014	1 year

Dolphin Innovations	Drywall, Metal Frame, Wall Insulation	11/1/2013	11/1/2014	1 year

NuSons Electric, Inc.	Electrical - 2nd Floor tenant improvements	11/1/2013	11/1/2014	1 year

Tyco / Simplex Grinnell	Additions to existing fire alarm system	10/30/2013	10/29/2014	1 year

Alliance Fire & Safety	Fire Sprinkler System	11/1/2013	11/1/2014	1 year

Aldrich Flooring, Inc.	Flooring - 2nd floor tenant improvements	11/1/2013	11/1/2014	1 year

Suncoast Commercial Door & Hardware	Frames/Doors/Hardware - 2nd TI	11/1/2013	11/1/2014
Daybar Metal Industries	Holly Metal Frames	11/1/2013	10/31/2023	10 year warranty/lifetime against rust
Masonite	Prehung Wood Doors	11/1/2013	10/31/2014	1 year
Doormerica	Wood Doors	11/1/2013	10/31/2015	2 year / lifetime on some
National Guard Products	Lite kit	11/1/2013	10/31/2015	2 year warranty
Cal-Royal	Hinges, wall stops, floor stops	11/1/2013		Lifetime warranty
PDQ	Locksets	11/1/2013		varies per product
Harney Hardware	Closers	11/1/2013	10/31/2023	10 year warranty
Johnson Hardware	Pocket rollers and track	11/1/2013		Lifetime
Rockwood	Pocket door pull	11/1/2013	10/31/2014	1 year
Pemko	Door bottom	11/1/2013	10/31/2023	10 years

LaGasse Plumbing	Plumbing workmanship and materials	11/1/2013	11/1/2014	1 year

Walltech	Painting and Wallcovering	11/1/2013	11/1/2014	1 year

Absolute Window	Windows	11/1/2013	11/1/2014	1 year

COUNTRYSIDE

[NONE]

I-1

EXHIBIT J

SERVICE AGREEMENTS

Vendor Schedule

St. Andrews

		Under	Commencement
Service Type	Vendor	Contract	Date	Expiration Date
Elevator Services	Thysenkrupp tenantive	Yes	1/1/2014	12/31/2014
Fire/Life Safety - Fire Alarm	Alliance Fire & Safety	Yes	1/1/2014	12/31/2014
Fire/Life Safety - Fire Sprinkler	Alliance Fire & Safety	Yes	1/1/2014	12/31/2014
Fire Alarm Monitoring	Alliance Fire & Safety	Yes	1/1/2014	12/31/2014
HVAC	Crowther	Yes	1/1/2014	12/31/2014
Janitorial Services	Jani King	Yes	1/1/2014	12/31/2014
Janitorial Services - Window Cleaning	N/A	No
Landscaping	Total Landscape Care	Yes	1/1/2014	12/31/2014
Landscaping - Irrigation	Total Landscape Care	Yes	1/1/2014	12/31/2014
Pest Control	Good News Pest Control	Yes	1/1/2014	12/31/2014
Utilities - Telephone Service	Verizon	No
Waste Services/Trash Removal	City Of Venice	No

*General Contractor	Jeff Charlotte Construction	Yes	5/1/2014	9/15/2014

* This contract is for the tenant improvement buildout for Gulf Coast Medical Suite 205. This project is currently in for permit.

Countryside

		Under	Commencement	Contract Expire
Service Type	Vendor	Contract	Date	Date
HVAC	Mecon, Inc.	Yes	4/1/2014	3/31/2015
Roof Maintenance	Crowther	Yes	8/20/2012	8/19/2015
Lake Maintenance (Retention Pond)	Florida Aquatic Management, Inc.	Yes	8/1/2013	7/31/2015

J-1

EXHIBIT K

LOAN DOCUMENTS

1	Promissory Note A, dated April 18, 2012, in the principal amount of $13,200,000 executed by AW St. Andrews, LLC and AW Countryside, LLC in favor of General Electric Capital Corporation

2	Promissory Note B, dated April 18, 2012 in the principal amount of $500,000 executed by AW St. Andrews, LLC and AW Countryside, LLC in favor of General Electric Capital Corporation

3	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by AW Countryside, LLC in favor of General Electric Capital Corporation and recorded in Official Record Book 17559, Page 838, Public Records of Pinellas County, Florida.

4	Assignment of Leases and Rents executed by AW Countryside, LLC in favor of General Electric Capital Corp. and recorded in Official Record Book 17559, Page 858, Public Records of Pinellas County, Florida

5	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by AW St. Andrews, LLC in favor of General Electric Capital Corporation and recorded in Official Records Instrument # 2012050118, Public Records of Sarasota County, Florida.

6	Assignment of Leases and Rents executed by AW St. Andrews, LLC in favor of General Electric Capital Corp. and recorded in Official Record Instrument # 2012050120, Public Records of Sarasota County, Florida

7	Loan Agreement dated April 18, 2012 between General Electric Capital Corporation and AW St. Andrews, LLC and AW Countryside, LLC

[Seller to prepare Exhibit]

K-1

Schedule 3(a)

Purchase Price Allocation

Property	Purchase Price
Countryside Property	$9,342,388.00
St. Andrews Property	$13,657,612.00
Total	$23,000,000.00

Schedule 3(a)

Schedule 3(b)

Loan Information

Property	Original Principal Balance	Outstanding Loan Balance (as of 4/1/2014)	Interest Rate	Loan Maturity Date
Countryside Property	$6,072,000.00	$5,984,747.98	5.99%	5/1/2017
St. Andrews Property	$7,128,000.00	$6,950,554.31	5.99%	5/1/2017

Schedule 3(b)

Schedule 11(f)(iv)

Tenant Improvement Allowances

Tenant Improvement Allowances

Tenant	Remaining Cost	Comments

St. Andrews
Gulf Coast Medical HMA Physician Management, LLC	$304,235.00	Estimated project cost plus architectural fees

Countryside
Diagnostic Clinic Medical Group, P.A.	$59,177.26	Allowance Remaining

Schedule 11(f)(iv)

Schedule 11(f)(vi)

Rent Concessions

[NONE]

Schedule 11(f)(vi)

Schedule 11(f)(vii)

Prepaid Rents, Security Deposits and Letters Of Credit

Countryside Medical Arts		Security	Last Month
Tenant Name		Deposit	Rent	Total

Diagnostic Clinic Medical Group, PA	100	-	-	-

	Total	$-		$-

St. Andrews		Security	Last Month
Tenant Name		Deposit	Rent	Total

Dimensional Imaging	101	4,326.67	-	4,326.67
The Heart Institute	102	10,050.16	-	10,050.16
Quest Diagnostics	103	5,544.38	-	5,544.38
Retina Assoc	201	2,983.69	-	2,983.69
Primary Urgent Care	202	3,750.00	-	3,750.00
Comprehensive Medpsych	203	1,900.00	2,130.56	4,030.56
DiMasi Digestive Health	205	4,000.00	5,435.60	9,435.60
Joseph E. Chebli, MD, FAC	208	3,500.00	4,215.03	7,715.03

	Total	$36,054.90	$11,781.19	$47,836.09

	Grand Total	$36,054.90	$11,781.19	$47,836.09

Notes:

DiMasi Digestive Health - Last month rent billed but not collected yet (5,435.60), as of 4/11/14.

Joseph E. Chebli, MD, FAC - Additional deposit & last month rent billed but not collected yet ($1,750 + $4,215.03

= $5,965.03), as of 4/11/14.

Schedule 11(f)(vii)